Exhibit (j)

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT dated as of May 18, 2017, between each entity listed on Annex I hereto (each a “Customer” and collectively the “Customers”) and The Bank of New York Mellon (the “Custodian”).

WHEREAS, the Customers and the Custodian have entered into a Global Custody Agreement dated as of November 10, 2015 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement as set forth herein;

NOW THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	Annex I of the Agreement shall be amended to reflect the addition of the following classifications and associated entities:

Custom Funds:

None

Commingled Funds:

None

Feeder Funds:

None

Custody Lite Funds:

Blackstone Berkeley 3D Fund Ltd

Blackstone Fifth Avenue Fund L.P.

Blackstone Henry Clay Fund, LLC

Blackstone Madison Avenue Fund L.P.

Blackstone Madison Avenue Offshore Fund Ltd.

Blackstone Pacific Opportunities Master Fund L.P.

Blackstone Pacific Opportunities Offshore Master Fund Ltd.

Blackstone Pacific Opportunities Offshore (E) Master Fund Ltd.

Blackstone SERS Customized Fund L.P.

Ipsley Fund Ltd.

2.	Appendix II of the Agreement is amended and restated and replaced in its entirety with Appendix II which is attached hereto.

3.

This Amendment Agreement shall become effective upon execution by the parties hereto. From and after the execution hereof, any reference to the Agreement shall be a reference to the Agreement as amended hereby.

4.	Except as amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed in counterparts by their respective officers, thereunto duly authorized, as of the date first above written.

EACH CUSTOMER LISTED ON ANNEX I HERETO

	By	/s/ Kathleen G. Hogan
/s/ Hayley A. Stein		Kathleen G. Hogan

Hayley A. Stein	Title:	Managing Director and Head of Operations
Managing Director Chief Compliance Officer		Blackstone Alternative Asset Management

THE BANK OF NEW YORK MELLON

By	/s/ John Kenyon
Managing Director

ANNEX I

Fund Names:

Custom Funds

JL Alternatives Fund Ltd

Blackstone Topaz Fund L.P

Blackstone York Avenue Offshore Fund Ltd

Blackstone Cabot Fund L.P.

Blackstone Century Avenue Fund Ltd.

Blackstone Opportunistic Offshore Fund Ltd.

PWB Offshore Fund Ltd.

Blackstone Quarry Fund L.P.

Triangular Fund L.P. - C

Commingled Funds

Blackstone Commodities Fund L.P. Blackstone Commodities Fund L.P.

Blackstone Commodities Offshore (E) Fund Ltd

Blackstone Commodities Offshore Fund Ltd.

Blackstone CRM Fund, L.P.

Blackstone CRM Offshore Fund Ltd.

Blackstone Emerging Markets Offshore Fund Ltd.

Blackstone Emerging Markets Fund, L.P.

Blackstone LEM Offshore Fund Ltd.

Blackstone LEM Fund L.P.

Blackstone Hedged Equity Fund L.P ·

Blackstone Hedged Equity Offshore Master Fund Ltd.

Blackstone Park Avenue Fund L.P.

Blackstone PH Fund L.P.

Blackstone PH II Offshore Fund Ltd.

Blackstone Credit Opportunities Fund LP

Blackstone Credit Opportunities Offshore Fund Ltd

Blackstone Fixed Income and Trading Opportunities Fund LP

Blackstone Fixed Income and Trading Opportunities Offshore Fund Ltd

Blackstone FS Fund LP

Blackstone FS Offshore Fund Ltd

Blackstone Global Park Avenue Offshore Master Fund Ltd

Blackstone Granite Fund Ltd

Blackstone H Offshore Fund Ltd

Blackstone Summer Street Fund Ltd

Blackstone Alternative Alpha Master Fund

Blackstone Event Driven Fund L.P.

Blackstone Event Driven Offshore Master Fund Ltd.

Blackstone TGL Fund L.P.

Blackstone TGL Offshore Fund Ltd.

Blackstone V Fund L.P.

Blackstone V Offshore Fund Ltd.

Blackstone Partners Investment Fund L.P.

Blackstone Partners Offshore Master Fund Ltd.

Feeder Funds

None

Custody Lite Funds

Blackstone Credit Opportunities Offshore Fund I Ltd.

Blackstone Hedged Equity Offshore Fund Ltd.

Blackstone Global Park Avenue Offshore Fund Ltd\

Blackstone Partners Offshore Fund Ltd.

BEDF Non-Taxable L.P.

Blackstone Alternative Alpha Sub Fund I Ltd.

Blackstone Partners Offshore Sterling Fund Ltd.

Blackstone Berkeley 3D Fund Ltd. - B

Blackstone Fifth Avenue Fund L.P.

Blackstone Henry Clay Fund, LLC

Blackstone Madison Avenue Fund L.P.

Blackstone Madison Avenue Offshore Fund Ltd.

Blackstone Pacific Opportunities Master Fund L.P.

Blackstone Pacific Opportunities Offshore Master Fund Ltd.

Blackstone Pacific Opportunities Offshore (E) Master Fund Ltd.

Blackstone SERS Customized Fund L.P.

Ipsley Fund Ltd.

Execution

GLOBAL CUSTODY AGREEMENT

(Unregistered Investment Companies)

AGREEMENT, dated as of November 10th by and, 2015 between each entity listed on Annex I attached hereto (each, “Customer” and collectively, the “Customers”) and The Bank of New York Mellon (“Custodian”).

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1. “Authorized Person” shall be any person, whether or not an officer or employee of the Customers, duly authorized by any Customer to give Oral and/or Written Instructions with respect to one or more Accounts, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

2. “BNYM Affiliate” shall mean any office, branch or subsidiary of The Bank of New York Mellon Corporation.

3. “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

4. “Business Day” shall mean any day on which Custodian, Book-Entry System and relevant Depositories are open for business.

5. “Depository” shall include the Book-Entry System, the Depository Trust Company, Euroclear, Clearstream Banking S.A. and any other securities depository, book-entry system or clearing agency (and their respective successors and nominees) authorized to act as a securities depository, book-entry system or clearing agency pursuant to applicable law and identified to Customer from time to time.

6. “Hedge Fund Investments” shall mean investments by any Customer in hedge funds, mutual funds and other investment or collective investment vehicles.

7. “Oral Instructions” shall mean instructions received verbally by Custodian from a person reasonably believed by Custodian to be an Authorized Person.

8. “Securities” shall include, without limitation, any common stock and other equity securities, including Hedge Fund Investments, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository, with a Subcustodian or on the books of the issuer).

9. “Subcustodian” shall mean a bank or other financial institution (other than a Depository) which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to Customer from time to time.

10. “Written Instructions” shall mean written communications actually received by Custodian by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Custodian as available for use in connection with the services hereunder.

ARTICLE II

APPOINTMENT OF CUSTODIAN; ACCOUNTS;

REPRESENTATIONS AND WARRANTIES

1. Each Customer hereby appoints Custodian as custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts in which Custodian will hold Securities and cash as provided herein. Such accounts (each, an “Account”; collectively, the “Accounts”) shall be in the name of the applicable Customer.

2. Each Customer hereby represents, warrants and covenants, which shall be continuing and shall be deemed to be reaffirmed upon each Oral or Written Instruction given by the applicable Customer, that:

(a) Customer is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by Customer, constitutes a valid and legally binding obligation of Customer, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on Customer prohibits Customer’s execution or performance of this Agreement; and

(c) Either Customer owns the Securities in the Accounts free and clear of all liens, claims, security interests and encumbrances (except those granted herein) or, if the Securities in an Account are owned beneficially by others, Customer has the right to pledge such Securities to the extent necessary to secure Customer’s obligations hereunder, free of any right of redemption or prior claim by the beneficial owner. Custodian’s security interest pursuant to Article V hereof shall be a first lien and security interest subject to no setoffs, counterclaims or other liens prior to or on a parity with it in favor of any other party (other than specific liens granted preferred status by statute), and Customer shall take any and all additional steps which are required to assure Custodian of such priority and status, including notifying third parties or obtaining their consent to, Custodian’s security interest.

(d) Each Customer has established and presently maintains an anti-money laundering program (the “Program”) reasonably designed to prevent the applicable Customer from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the Program and all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it;

(e) Each Customer has verified the identity of each of its investors and documented the origin of the assets funding each investor’s account with the applicable Customer, and to the best of Customer’s knowledge, no investor has invested in Customer for money laundering or other illicit purposes; and

(f) Each Customer will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to Customer, and it will not include in any printed manner nor make any other statement or representation regarding Custodian’s services under this Agreement except as specifically provided herein

(g) With respect to any Hedge Fund Investments:

(i) Custodian shall have full authority to receive, complete, execute and forward to the appropriate party any and all subscription documentation and to take any other action deemed by Custodian necessary or desirable, on behalf of Customer with respect to the Customer’s purchase/subscription and sale/redemption of any Hedge Fund Investments;

(ii) any and all responses, representations, warranties, covenants and indemnities in any subscription documentation with any issuer of a Hedge Fund Investment shall be provided by and on behalf of Customer as owner/investor/subscriber of the Hedge Fund Investment, and shall at all times be true, correct and complete, and Customer will immediately notify Custodian in writing if there is any material change in any such responses, representations or warranties or any material default under any such covenant; and

(iii) Customer shall take no action to transfer any interest in a Hedge Fund Investment from the nominee name in which such investment is registered without first providing written notice to and obtaining the express written consent, such consent not to be unreasonably withheld, of Custodian, or take any other action that would cause Custodian’s first lien and security interest hereunder to be adversely affected;

(h) Each Customer shall promptly notify Custodian in writing if any of the foregoing representations and warranties are no longer true.

3. Custodian hereby represents:

a) The Custodian represents that it is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and it has full power, right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action on its part, and no other proceedings on its part are necessary to approve this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.

b) The Custodian represents it is not a party to any, and there are no, pending or threatened actions of any nature against it which could have a material effect upon its ability to provide the services hereunder.

c) The Custodian represents it will use reasonable security measures so as to minimize the threat of unauthorized access to computing systems or networks.

d) The Custodian shall, after obtaining from Customer any applicable non-disclosure agreements as may be required by Custodian’s policies, provide the Funds with a copy of its annual SSAE 16, AICPA Service Organization Control Report that is performed upon Customer’s reasonable request.

e) Custodian shall, in accordance with its internal policies, conduct a SSAE 16 examination of the design and operating effectiveness of controls relating to the services to be provided under this Agreement, which exam shall be performed by an independent certified public accounting firm (or similarly qualified person) in accordance with the AICPA Statement on Standards for Attestation Engagements.

f) The Custodian shall maintain security incident management policies and procedures, including detailed security incident escalation procedures. In the event of a breach of any of the Custodian’s security or confidentiality obligations hereunder, the Custodian agrees to (i) notify the Funds of such an event upon Custodian making a determination, in accordance with its policies and procedures that such event occurred.

g) The Custodian represents it will use reasonable security measures so as to minimize the threat of unauthorized access to computing systems or networks, and it will use an industry recognized virus detection or scanning program which is reasonably designed to prevent any harmful transmission to the Customers by virtue of the Customers’ use of the computing systems or networks which are made available by the Custodian to the Funds. The Custodian represents it shall maintain reasonable security measures designed to ensure that the networks, databases, software, and computer systems used by the Custodian and which are material to performing the services hereunder are protected by a user name and password system or other reasonable security measures which Custodian chooses to implement from time to time. Custodian shall implement policies and procedures reasonably designed to prevent access by one of Custodian’s employees in the event of the termination of that employee’s employment.

4. Except to the extent required by applicable Law, neither the Custodian nor any Fund shall issue or initiate any press release arising out of or in connection with this Agreement or the Services rendered hereunder unless the prior written consent of the other party is obtained, such consent not to be unreasonably withheld.

ARTICLE III

CUSTODY AND RELATED SERVICES

1. (a) Subject to the terms hereof, each Customer hereby authorizes Custodian to hold any Securities received by it from time to time for the applicable Customer’s account. Custodian shall be entitled to utilize Depositories and Subcustodians to the extent possible in connection with its performance hereunder. Custodian will make available information to Customer identifying the Depositories and Subcustodians Custodian may, from time to time, use in connection with its performance hereunder. Securities and cash deposited by Custodian in a Depository will be held subject to the rules, terms and conditions of such Depository. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian’s agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in central securities depositories or clearing agencies in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with Subcustodians will be held in a commingled account in the name of Custodian as custodian or trustee for its customers. Custodian shall identify on its books and records the Securities and cash belonging to each Customer, whether held directly or indirectly through Depositories or Subcustodians.

(b) Unless applicable law otherwise requires, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities or for funds advanced on behalf of the applicable Customer by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

2. Custodian shall furnish the applicable Customer with an electronic advice of daily transactions and a monthly summary of all transfers to or from the Accounts. Customers may elect to receive advices, confirmations, reports or statements electronically through the Internet to an email address specified by it for such purpose or through another means selected by Customer and agreed to by Custodian. By electing to use the Internet for this purpose, each Customer acknowledges that such transmissions are not encrypted and therefore are insecure. Each Customer further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Custodian shall not be responsible for any loss, damage or expense suffered or incurred by any Customer or any person claiming by or through Customers as a result of the use of such methods.

3. With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

(a) Receive all income and other payments and advise the applicable Customer as promptly as practicable of any such amounts due but not paid;

(b) Present for payment and receive the amount paid upon all Securities which may mature and advise the applicable Customer as promptly as practicable of any such amounts due but not paid;

(c) Forward to the applicable Customer all information or documents in a reasonable time that it may receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities;

(d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e) Hold directly or through a Depository or Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

(f) Endorse for collection checks, drafts or other negotiable instruments.

4. (a) Custodian shall as promptly as practicable under the circumstances notify the applicable Customer of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that Custodian has received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Depository or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify the applicable Customer.

(b) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on Customer or provide for discretionary action or alternative courses of action by the Customers, each Customer shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive the applicable Customer’s Written Instructions at Custodian’s offices, addressed as Custodian may from time to time request, not later than noon at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may notify Customer). Absent Custodian’s timely receipt of such Written Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

5. Custodian will make available to the Customers proxy voting services upon the request of, and for the jurisdictions selected by, the Customers in accordance with terms and conditions to be mutually agreed upon by Custodian and each Customer.

6. Custodian shall promptly advise the applicable Customer upon its notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian, any Subcustodian or Depository holds any such Securities in which the applicable Customer has an interest as part of a fungible mass, Custodian, such Subcustodian or Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

7. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

8. Each Customer shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Securities held on behalf of the applicable Customer or any transaction related thereto, other than any interest or penalties related to such taxes that are a direct result of the Custodian’s negligence, actual fraud or willful misconduct. Each Customer shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the applicable Customer (including any payment of Tax required by reason of an earlier failure to withhold, but not including any interest or penalties directly resulting from an earlier failure to withhold caused by Custodian’s negligence, actual fraud or willful misconduct). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of a Customer, Custodian is hereby authorized to withdraw cash from any cash account of Customer at the Custodian or Subcustodian, in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian, for the timely payment of such Tax in the manner required by applicable law. Without limiting the immediately preceding sentence, in the event Custodian or a Subcustodian is required by applicable law to pay any Tax on behalf of Customer, Custodian shall endeavor to provide notice of such withdrawal of cash from any cash account of Customer at the Custodian or Subcustodian. If the aggregate amount of cash in all cash accounts of Customer at the Custodian or Sub-Custodian, is not sufficient to pay such Tax, Custodian shall promptly notify the applicable Customer of the additional amount of cash (in the appropriate currency) required, and the applicable Customer shall directly deposit such additional amount in the appropriate cash account of Customer at the Custodian or Sub-Custodian, promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Custodian reasonably believes that a Customer is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of a Customer under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from the applicable Customer all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by a Customer to Custodian hereunder. Each Customer hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of Customer, its successors and assigns, notwithstanding the termination of this Agreement.

9. (a) For the purpose of settling Securities and foreign exchange transactions, each Customer shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in the currency of Customer’s home jurisdiction to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency to settle the transaction. Custodian shall provide each Customer with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from its Subcustodians and Depositories. Such funds shall be in the currency of the applicable Customer’s home jurisdiction or such other currency as the applicable Customer may specify to Custodian.

(b) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNYM Affiliate acting as principal or otherwise through customary banking channels. Each Customer may issue standing Written Instructions with respect to foreign exchange transactions but Custodian may establish rules or limitations concerning any foreign exchange facility made available to a Customer. Each Customer shall bear all risks of investing in Securities or holding cash denominated in a foreign currency. Without limiting the foregoing, each Customer shall bear the risks that rules or procedures imposed by Depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of the applicable Customer of Securities or cash held outside a Customer’s jurisdiction or denominated in a currency other than its home jurisdiction or the conversion of cash from one currency into another currency. Custodian shall not be obligated to substitute another currency for a currency whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither Custodian nor any Subcustodian shall be liable to any Customer for any loss resulting from any of the foregoing exchange controls, asset freezes or other laws, rules, regulations or orders.

10. To the extent that Custodian has agreed to provide pricing or other information services in connection with this Agreement, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Custodian to be reliable to provide such information. Each Customer understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Custodian regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder, absent gross negligence, actual fraud or willful misconduct. To the extent that Custodian provides pricing or other information services in connection with this Agreement related to a Customer’s Hedge Fund Investments, it is understood between the parties that Custodian shall be reflecting those prices delivered by the underlying Hedge Fund Investment’s administrator or other pricing agent. Custodian shall have no liability with respect to any pricing or other information provided as to Customer’s Hedge Fund Investments.

11. As an accommodation to a Customer, Custodian may provide consolidated recordkeeping services pursuant to which Custodian reflects on Account statements Securities not held in Custodian’s vault or for which Custodian or its nominee is not the registered owner (“Non-Custody Securities”). Non-Custody Securities shall be designated on Custodian’s books as “shares not held” or by other similar characterization. Each Customer acknowledges and agrees that it shall have no security entitlement against Custodian with respect to Non-Custody Securities, that Custodian shall rely, without independent verification, on information provided by the applicable Customer regarding Non-Custody Securities (including but not limited to positions and market valuations) and that Custodian shall have no responsibility whatsoever with respect to Non-Custody Securities or the accuracy of any information maintained on Custodian’s books or set forth on account statements concerning Non-Custody Securities.

12. From time to time Custodian may make available to the Customers or their agent(s) certain computer programs, products, services, reports or information (including, without limitation, information obtained by Custodian from third parties and information reflecting Custodian’s input, evaluation and interpretation (collectively, “Tools”). Tools may allow the applicable Customer or its agent(s) to perform certain analytic, accounting, compliance, reconciliation and other functions with respect to the Account. By way of example, Tools may assist the Customers or their agent(s) in analyzing the performance of investment managers appointed by the applicable Customer, determining on a post-trade basis whether transactions for the Account comply with the applicable Customer’s investment guidelines, evaluating assets at risk, and performing account reconciliations. Tools may be used only for the Customers’ internal purposes, and may not be resold, redistributed or otherwise made available to third parties. Tools are the sole and exclusive property of Custodian and its suppliers. Customers may not reverse engineer or decompile any computer programs provided by the Custodian comprising, or provided as a part of, any Tools. Information supplied by third parties may be incorrect or incomplete, and any information, reports, analytics or other services supplied by Custodian that rely on information from third parties may also be incorrect or incomplete. All Tools are provided “AS IS”, whether or not they are modified to meet specific needs of Customers and regardless of whether Custodian is compensated by the Customers for providing such Tools. CUSTODIAN DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TOOLS, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, CUSTODIAN AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR ANY LOSS, COST, EXPENSE, DAMAGE, LIABILITY OR CLAIM SUFFERED OR INCURRED BY THE CUSTOMERS, THEIR AGENT(S) OR ANY OTHER PERSON AS A RESULT OF USE OF, INABILITY TO USE, OR RELIANCE UPON ANY TOOLS EXCEPT FOR THOSE LOSSES INCURRED BY THE CUSTOMERS ARISING OUT OF THE CUSTODIAN’S ACTUAL FRAUD OR WILLFUL MISCONDUCT.

13. With respect to Securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires Custodian to disclose to the issuers, upon their request, the name, address and securities position of its customers who are (a) the “beneficial owners” (as defined in the Act) of the issuer’s Securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to the Securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as Custodian. Under the Act, Customer is either the “beneficial owner” or a “respondent bank.”

☐	Each Customer is the “beneficial owner,” as defined in the Act, of the Securities to be held by Custodian hereunder.

☐	Each Customer is not the beneficial owner of the Securities to be held by Custodian, but is acting as a “respondent bank,” as defined in the Act, with respect to the Securities to be held by Custodian hereunder.

IF NO BOX IS CHECKED, CUSTODIAN SHALL ASSUME THAT CUSTOMER IS THE BENEFICIAL OWNER OF THE SECURITIES.

For beneficial owners of the Securities only:

☐	The Customers object

☐	The following Customer(s) does not object:

to the disclosure of its name, address and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and the applicable Customer.

IF NO BOX IS CHECKED, CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM THE APPLICABLE CUSTOMER.

With respect to Securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the Securities are located.

ARTICLE IV

PURCHASE, SALE AND REDEMPTION OF SECURITIES;

CREDITS TO ACCOUNT

1. (a) Promptly after each purchase or sale of Securities, other than for Hedge Fund Investments as set for in Article IV, 1(b) below, by the applicable Customer, an Authorized Person shall deliver to Custodian Written Instructions specifying all information necessary for Custodian to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

(b) With respect to purchases and redemptions of Hedge Fund Investments, upon the Written Instructions of an Authorized Person, Custodian (or its nominee) will as agent for Customer subscribe for and redeem shares, units or other interests and complete, execute and submit all relevant subscription and redemption documentation required by the relevant issuer; provided that any Written Instructions given to Custodian hereunder shall be in accordance with Custodian’s procedures notified to the Customers from time to time; and provided further, that the applicable Customer’s delivery to Custodian of any such Written Instructions to purchase Hedge Fund Investments shall constitute the applicable Customer’s representation and warranty that the applicable Customer has reviewed and understands the terms of the relevant offering memorandum or subscription agreement (or similar document) and other document(s) related thereto and agreement to be bound by the terms and conditions thereof (including all representations and warranties to which the applicable Customer will be bound as beneficial owner of such Hedge Fund Investment).

2. The Customers understand that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. The applicable Customer assumes full responsibility for all credit risks involved in connection with Custodian’s delivery of Securities pursuant to instructions of the applicable Customer.

3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with a Customer, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian’s actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

ARTICLE V

OVERDRAFTS OR INDEBTEDNESS

1. If Custodian in its sole discretion advances funds in any currency hereunder or there shall arise for whatever reason an overdraft in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if the applicable Customer is for any other reason indebted to Custodian, the applicable Customer agrees to repay Custodian on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate ordinarily charged by Custodian to its institutional custody customers in the relevant currency.

2. In order to secure repayment of each Customer’s obligations to Custodian hereunder, each Customer hereby pledges and grants to Custodian a continuing lien and security interest in, and right of set-off against, all of the applicable Customer’s right, title and interest in and to the Accounts and the Securities, money and other property now or hereafter held in the Accounts (including proceeds thereof), and any other property at any time held by it for the account of each Customer. In this regard, Custodian shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations as then in effect.

ARTICLE VI

CONCERNING CUSTODIAN

1. (a) Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against the Customers, except those Losses arising out of the negligence, actual fraud, or willful misconduct of Custodian. Custodian shall have no liability whatsoever for the action or inaction of any Depository or issuer of Securities. Subject to Section 1(b) below, Custodian’s responsibility with respect to any Securities or cash held by a Subcustodian is limited to the failure on the part of Custodian to exercise reasonable care in the selection or retention of such Subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any Losses incurred by the applicable Customer as a result of the acts or the failure to act by any Subcustodian (other than a BNYM Affiliate), Custodian shall take appropriate action to recover such Losses from such Subcustodian; and Custodian’s sole responsibility and liability to each Customer shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Custodian). In no event shall Custodian be liable to the Customers or any third party for special, indirect or consequential damages, arising in connection with this Agreement.

(b) Custodian may enter into subcontracts, agreements and understandings with any BNYM Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

(c) Each Customer agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian’s performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by the applicable Customer; provided however, that each Customer shall not indemnify Custodian for those Losses arising out of Custodian’s negligence, actual fraud, or willful misconduct. This indemnity shall be a continuing obligation of each Customer, its successors and assigns, notwithstanding the termination of this Agreement.

2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for, any losses incurred by any Customer or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market.

3. Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice, provided that such counsel is from a reputable firm with sufficient knowledge in or pertaining to the relevant legal issues.

4. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

6. Each Customer shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at Custodian’s standard rates for such services as may be applicable. The initial fee schedule is set forth on Appendix II, attached hereto. Each Customer shall reimburse Custodian for all costs associated with the conversion of the applicable Customer’s Securities hereunder and the transfer of Securities and records kept in connection with this Agreement.

7. Custodian has the right to debit any cash account for any amount payable by the applicable Customer in connection with any and all obligations of the applicable Customer to Custodian, whether or not relating to or arising under this Agreement. To the extent reasonably practicable under the circumstances, Custodian shall endeavor to provide notice to Customer of any such action. In addition to the rights of Custodian under applicable law and other agreements, at any time when the applicable Customer shall not have honored any and all of its obligations to Custodian, Custodian shall have the right without notice to the applicable Customer to retain or set-off, against such obligations of the applicable Customer, any Securities or cash Custodian or a BNYM Affiliate may directly or indirectly hold for the account of the applicable Customer, and any obligations (whether matured or unmatured) that Custodian or a BNYM Affiliate may have to the applicable Customer in any currency. Any such asset of, or obligation to, the applicable Customer may be transferred to Custodian and any BNYM Affiliate in order to effect the above rights.

8. (a) Subject to the terms below, Custodian shall be entitled to rely upon any Written or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be duly authorized and delivered. The parties acknowledge and agree that it is not part of either party’s practices and procedures to take action hereunder based on Oral Instructions under normal circumstances. Notwithstanding the foregoing, each party acknowledges and agrees that there may be circumstances (such as, but not limited to, the occurrence of a force majeure event) that would make the use of Oral Instructions appropriate and desirable. Each Customer agrees that an Authorized Person shall forward to Custodian Written Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. Each Customer agrees that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian.

(b) If Custodian receives Written Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, each Customer understands and agrees that Custodian cannot determine the identity of the actual sender of such Written Instructions and that Custodian shall conclusively presume that such Written Instructions have been sent by an Authorized Person. Each Customer shall be responsible for ensuring that only Authorized Persons transmit such Written Instructions to Custodian and that all Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.

(c) Each Customer acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Custodian and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by the applicable Customer. Each Customer agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(d) If a Customer elects to transmit Written Instructions through an on-line communication system offered by Custodian, each Customer’s use thereof shall be subject to the Terms and Conditions attached hereto as Appendix I. If the applicable Customer elects (with Custodian’s prior consent) to transmit Written Instructions through an on-line communications service owned or operated by a third party, the applicable Customer agrees that Custodian shall not be responsible or liable for the reliability or availability of any such service.

9. Upon reasonable request and provided Custodian shall suffer no significant disruption of its normal activities, each Customer shall have access to Custodian’s books and records relating to the Accounts during Custodian’s normal business hours. Upon reasonable request, copies of any such books and records shall be provided to the applicable Customer at Customer’s expense.

10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect.

11. (a) Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that Custodian shall use its best efforts to resume performance as soon as practicable under the circumstances.

(b) Custodian shall maintain a business continuity and disaster recovery plan (the “Plan”) and execute such Plan in the event of any unplanned or unanticipated interruption of services. The Plan shall be designed to enable Custodian to perform its obligations under the Agreement with minimal disruptions or delays in connection with the interruption or suspension of services. The Plan takes into consideration the provision of any critical services and shall include a secure back-up site containing all hardware, software, communications equipment, and current copies of data and files necessary to perform Custodian’s obligations under the Agreement. The Plan shall be designed to restore business-critical activities within the time frames required by Custodian’s applicable regulators. Custodian shall exercise, review, and update the Plan in accordance with industry standards and applicable legal requirements. In the event of an unplanned or unanticipated interruption of services affecting Custodian’s performance under this Agreement, Custodian shall use commercially reasonable efforts to resume performance of its duties as promptly as possible. Custodian will not increase its charges under this Agreement as a result of any increase in costs due to any service suspension or other event necessitating execution of the Plan.

12. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

ARTICLE VII

TERMINATION

Either party may terminate this Agreement by giving to the other party not less than 60 days written notice. Upon termination hereof, the applicable Customer shall pay to Custodian such compensation as may be due to Custodian, and shall likewise reimburse Custodian for other amounts payable or reimbursable to Custodian hereunder. Custodian shall follow such reasonable Oral or Written Instructions concerning the transfer of custody of records, Securities, cash, and other items as the applicable Customer shall give; provided, that (a) Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any Securities or cash remain in any Account, Custodian may deliver to the applicable Customer such Securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.

ARTICLE VIII

MISCELLANEOUS

1. Each Customer agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Oral Instructions and Written Instructions of such present Authorized Persons.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at 301 Bellevue Parkway, Wilmington, DE 19809, Attn: Legal Department, or at such other place as Custodian may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Customer shall be sufficiently given if addressed to Customer and received by it at its offices at, Blackstone Alternative Asset Management L.P., 345 Park Avenue, 29th Floor, New York, New York 10154, or at such other place as the applicable Customer may from time to time designate in writing.

4. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

5. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

6. (a) This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Customers and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Customers hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Customers and Custodian each hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

(b) The parties hereto agree that the establishment and maintenance of the Account, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the State of New York.

7. The parties hereto agree that in performing hereunder, Custodian is acting solely on behalf of the Customers and no contractual or service relationship shall be deemed to be established hereby between Custodian and any other person.

8. Each Customer hereby acknowledges that Custodian is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify the Customers. Accordingly, prior to opening an Account hereunder Custodian will ask each Customer to provide certain information including, but not limited to, the applicable Customer’s name, physical address, tax identification number and other information that will help Custodian to identify and verify each Customer’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Each Customer agrees that Custodian cannot open an Account hereunder unless and until the Custodian verifies the applicable Customer’s identity in accordance with its CIP.

9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

10. The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions, including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Notwithstanding anything contained elsewhere in this Agreement, solely in connection with the Centralized Functions, (i) the Customer consents to the disclosure of, and authorizes Custodian to disclose, information regarding the Customer and its accounts (“Customer-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) Custodian may store the names and business addresses of the Customer’s employees on the systems or in the records of the BNY Mellon Group or its service providers. In addition, the BNY Mellon Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with the Customer. The Customer is authorized to consent to the foregoing and confirms that the disclosure to and storage by the BNY Mellon Group of such information does not violate any relevant data protection legislation. In addition, Custodian may disclose Customer-Related Data as required by law or at the request of any governmental or regulatory authority.

-Signatures to Follow-

IN WITNESS WHEREOF, Customer and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

EACH CUSTOMER LISTED ON ANNEX I

By:	/s/ Kathleen G. Hogan
Name:	Kathleen G. Hogan

Title:	Managing Director Head of Operations

By:	/s/ Hayley A. Stein
Name:	Hayley A. Stein
Title:	Managing Director Chief Compliance Officer

THE BANK OF NEW YORK MELLON

By:	/s/ John Kenyon
Name:	John Kenyon
Title:	Managing Director

ANNEX I

Fund names:

Custom Funds

Commingled Funds

Blackstone Commodities Fund L.P.

Blackstone Commodities Offshore (E) Fund Ltd

Blackstone Commodities Offshore Fund Ltd.

Blackstone CRM Fund, L.P.

Blackstone CRM Offshore Fund Ltd.

Appendix I

ELECTRONIC ACCESS

TERMS AND CONDITIONS

These Electronic Access Terms and Conditions (the “Terms and Conditions”) set forth the terms and conditions under which The Bank of New York Mellon Corporation and/or its subsidiaries or joint ventures (collectively, “BNY Mellon”) will provide the undersigned entities and its (their) affiliates listed on Schedule A (“You” and “Your”) with access to and use of BNY Mellon’s electronic information delivery site known as “BNY Mellon Connect” and/or other BNY Mellon-designated access portals (“Electronic Access”). Access to and use of Electronic Access by You is contingent upon and is in consideration for Your compliance with the terms and conditions set forth below. Electronic Access includes access to BNY Mellon web sites accessible via BNY Mellon Connect and/or other BNY Mellon-designated access portals (“Sites”), pursuant to which You are able to access products and services provided by BNY Mellon as well as data regarding Your accounts. You may amend Schedule A by delivering a revised version to BNY Mellon.

Any particular product or service accessed by You through Electronic Access may be subject to a separate written agreement between You and BNY Mellon with respect to such products and services (each a “Services Agreement”). In addition, terms and conditions and restrictions with respect to any particular product or service accessed through Electronic Access (such as privacy and internet security matters), together with any disclaimers related to the specific products or services, may be set forth on the Sites (hereinafter referred to as “Terms of Use”) and are applicable to such products and services. By Your signature below, You agree to the Terms and Conditions. By any of Your Users accessing the Sites, and the products and services available through Electronic Access, You agree to any Terms of Use and acknowledge and accept any disclaimers and disclosures included on the Sites and the restrictions concerning the use of proprietary data provided by Information Providers (as defined below) that are posted on the Data Terms Web Site (as defined below). For the avoidance of doubt, the execution of these Terms and Conditions will not alter or amend or otherwise affect any Services Agreement whether such Services Agreement is executed prior to or after the execution of these Terms and Conditions.

1.	Access Administration:

a.	To facilitate access to Electronic Access, You will furnish BNY Mellon with a written list of the names, and the extent of authority or level of access, of persons You are authorizing to access the Sites, products and services and to use the Electronic Access (“Authorized Users”) on a read-only basis. In addition, You may also designate Authorized Users who will have authority to enter transactions and provide instructions to BNY Mellon that cause a change in or have an impact on assets held by BNY Mellon for Your accounts (“Authorized Transactional Users”). Where appropriate, Authorized Users and Authorized Transactional Users are collectively referred to herein as “Users.” If You wish to allow any third party (such as an investment manager, consultant or third party service provider) or any employee of a third party to have access to Your account information through Electronic Access and be included as a “User” under these Terms and Conditions, You may designate a third party or employee of a third party as an Authorized User or Authorized Transactional User under these Terms and Conditions and any such third party or employee of a third party so designated by You (and, if a third party is so designated, any employee of such third party designated by such third party) will be included within the definition of Authorized User, Authorized Transactional User, and User as appropriate.

b.	Upon BNY Mellon’s approval of Users (which approval will not be unreasonably withheld), BNY Mellon will send You a user-id, temporary password and, where applicable, a security identification device for each User. You will be responsible for providing to Users the user-ids, temporary passwords and, where applicable, secure identification devices. You will ensure that any User receiving a secure identification device returns such device immediately following the termination of the User’s authorization to access the products and services for which the secure identification device was provided to such User. You are solely responsible for Users’ access to Electronic Access, and You and Users are solely responsible for the confidentiality of the user-ids and passwords and secure identification devices that are provided to them and will remain responsible for each secure identification device until it is returned to BNY Mellon. You, on behalf of You and Your affiliates, acknowledge and agree that, BNY Mellon will have no duty or obligation to verify or confirm the actual identity of the person who accessed Electronic Access using a validly issued user-id and password (and, where applicable, security identification device) or that the person who accessed Electronic Access using such validly issued user-id and password (and, where applicable, security identification device) is, in fact, a User (whether an Authorized User or an Authorized Transactional User).

c.	You shall not, and shall not permit any User or third party to, breach or attempt to breach any security measures used in connection with Electronic Access or Proprietary Software. Any attempt to circumvent or penetrate any application, network or other security measures used by BNY Mellon or its suppliers in connection with Electronic Access is strictly prohibited.

d.	You are also solely responsible for ensuring that all Users comply with these Terms and Conditions and any Terms of Use included on the Sites, the Service Agreement for each product or services accessed through the Sites and their associated services and all applicable terms and conditions, restrictions on the use of such products and services and data obtained through the use of Electronic Access. BNY Mellon reserves the right to prohibit access or revoke the access of any User to Electronic Access whom BNY Mellon determines has violated or breached these terms and conditions or any Terms of Use on a Site accessed by the User, including the Data Terms Web Site (as defined below), or whose conduct BNY Mellon reasonably determines may constitute a criminal offense, violate any applicable local, state, national, or international law or constitute a security risk for BNY Mellon, a BNY Mellon’s third party supplier (“BNY Mellon’s Supplier”), BNY Mellon’s clients or any Users of Electronic Access. BNY Mellon may also terminate access to all Users following termination of all Services Agreements between You and BNY Mellon.

2.	Proprietary Software: Depending upon the products and services You elect to access through Electronic Access, You may be provided software owned by BNY Mellon or licensed to BNY Mellon by a BNY Mellon Supplier (“Proprietary Software”). You are granted a limited, non-exclusive, non-transferable license to install the Proprietary Software on Your authorized computer system (including mobile devices registered with BNY Mellon) and to use the Proprietary Software solely for Your own internal purposes in connection with Electronic Access and solely for the purposes for which it is provided to You. You and Your Users may make copies of the Proprietary Software for backup purposes only, provided all copyright and other proprietary information included in the original copy of the Proprietary Software are reproduced in or on such backup copies. You shall not reverse engineer, disassemble, decompile or attempt to determine the source code for, any Proprietary Software. Any attempt to circumvent or penetrate security of Electronic Access is strictly prohibited.

3.	Use of Data:

a.	Electronic Access may include information and data that is proprietary to the providers of such information or data (“Information Providers”) or may be used to access Sites that include such information or data from Information Providers. This information and data may be subject to restrictions and requirements which are imposed on BNY Mellon by the Information Providers and which are posted on https://www.bnymellon.com/products/assetservicing/vendoragreement.pdf or any successor web site of which You are provided notice from time to time (the “Data Terms Web Site”). You will be solely responsible for ensuring that Users comply with the restrictions and requirements concerning the use of proprietary data that are posted on the Data Terms Web Site.

b.	You consent to BNY Mellon, its affiliates and BNY Mellon’s Suppliers disclosing to each other and using data received from You and Users and, where applicable, Your third parties in connection with these Terms and Conditions (including, without limitation, client data and personal data of Users) (1) to the extent necessary for the provision of Electronic Access; (2) in order for BNY Mellon and its affiliates to meet any of their obligations under these Terms and Conditions to provide Electronic Access; or (3) to the extent necessary for Users to access Electronic Access.

c.	In addition, You permit BNY Mellon to aggregate data concerning Your accounts with other data collected and/or calculated by BNY Mellon. BNY Mellon will own such aggregated data, but will not distribute the aggregated data in a format that identifies You or Your data.

4.	Ownership and Rights:

a.	Electronic Access, including any database, any software (including for the avoidance of doubt, Proprietary Software) and any proprietary data, processes, scripts, information, training materials, manuals or documentation made available as part of the Electronic Access (collectively, the “Information”), are the exclusive and confidential property of BNY Mellon and/or BNY Mellon’s suppliers. You may not use or disclose the Information except as expressly authorized by these Terms and Conditions. You will, and will cause Users and Your third parties and their users, to keep the Information confidential by using the same care and discretion that You use with respect to Your own confidential information, but in no event less than reasonable care.

b.	The provisions of this paragraph will not affect the copyright status of any of the Information which may be copyrighted and will apply to all Information whether or not copyrighted.

c.	Nothing in these Terms and Conditions will be construed as giving You or Users any license or right to use the trade marks, logos and/or service marks of BNY Mellon, its affiliates, its Information Providers or BNY Mellon’s Suppliers.

d.	Any Intellectual Property Rights and any other rights or title not expressly granted to You or Users under these Terms and Conditions are reserved to BNY Mellon, its Information Providers and BNY Mellon’s Suppliers. “Intellectual Property Rights” includes all copyright, patents, trademarks and service marks, rights in designs, moral rights, rights in computer software, rights in databases and other protectable lists of information, rights in confidential information, trade secrets, inventions and know-how, trade and business names, domain names (including all extensions, revivals and renewals, where relevant) in each case whether registered or unregistered and applications for any of them and the goodwill attaching to any of them and any rights or forms of protection of a similar nature and having equivalent or similar effect to any of them which may subsist anywhere in the world.

5.	Reliance:

a.	BNY Mellon will be entitled to rely on, and will be fully protected in acting upon, any actions or instructions associated with a user-id or a secure identification device issued to a User until such time BNY Mellon receives actual notice in writing from You of the change in status of the User and receipt of the secure identification device issued to such User. You acknowledge that all commands, directions and instructions, including commands, directions and instructions for transactions issued by a User are issued at Your sole risk. You agree to accept full and sole responsibility for all such commands, directions and instructions and that BNY Mellon, will have no liability for, and you hereby release BNY Mellon from, any losses, liabilities, damages, costs, expenses, claims, causes of action or judgments (including attorneys fees and expenses) (collectively “Losses”) incurred or sustained by you or any other party in connection with or as a result of BNY Mellon’s reliance upon or compliance with such commands, directions and instructions.

b.	All commands, directions and instructions involving a transaction entered by Authorized Transactional User will be treated as an authorized instruction under the applicable Services Agreement(s) between You and BNY Mellon covering accounts, products and services and products provided by BNY Mellon with respect to which Electronic Access is being used whether such Services Agreement is executed prior to or after the execution of these Terms and Conditions.

6.	Disclaimers:

a.

Although BNY Mellon uses reasonable efforts to provide accurate and up-to-date information through Electronic Access, BNY Mellon, its Content Providers and Information Providers make no warranties or representations under these Terms and Conditions as to accuracy, reliability or comprehensiveness of the content, information or data accessed through Electronic Access. Without limiting the foregoing, some of the content on Electronic Access may be provided by sources unaffiliated with BNY Mellon (“Content Providers”) and by Information Providers. For that content BNY Mellon is a distributor and not a publisher of such content and has no control over it. Information provided by Information Providers has not been independently verified by BNY Mellon and BNY Mellon makes no representation as to the accuracy or completeness of the content or information provided. Any opinions, advice, statements, services, offers or other information given or provided by Content Providers and Information Providers (including merchants and licensors) are those of the respective authors of such content and not that of BNY Mellon.

BNY Mellon will not be liable to You or Users for such content or information in any way nor for any action taken in reliance on such information nor for direct or indirect damages resulting from the use of such information. For purposes of these Terms and Conditions, all information and data, including all proprietary information and materials and all client data, provided to You through Electronic Access are provided on an “AS-IS”, “AS AVAILABLE” basis.

b.	BNY Mellon makes no guarantee and does not warrant that Electronic Access or the information and data provided through the Electronic Access are or will be virus-free or will be free of viruses, worms, Trojan horses or other code with contaminating or destructive properties. BNY Mellon will employ commercially reasonable anti-virus software to its systems to protect its systems against viruses.

c.	Some Sites accessed through the use of Electronic Access may include links to websites provided by parties that are not affiliated with BNY Mellon (“Third Party Websites”). BNY Mellon will not be liable to any person for the content found on such Third Party Websites. BNY Mellon will not be responsible for Third Party Websites that collect information from parties who visit their web sites through links on the Sites. BNY Mellon will not be liable or responsible for any loss suffered by any person as a result of their use of any Third Party Websites that are linked to the BNY Mellon Sites.

d.	BNY Mellon retains complete discretion and authority to add, delete or revise in whole or in part Electronic Access, including its Sites, and to modify from time to time any Proprietary Software provided in conjunction with the use of Electronic Access and/or any of the Sites. To the extent reasonably possible, BNY Mellon will provide notice of such modifications. BNY Mellon may terminate, immediately and without advance notice, and without right of cure, any portion or component of Electronic Access or the Sites.

e.	TO THE FULLEST EXTENT PERMITTED BY LAW, THERE IS NO WARRANTY OF MERCHANTABILITY, NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, NO WARRANTY OF QUALITY AND NO WARRANTY OF TITLE OR NON INFRINGEMENT. THERE IS NO OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, REGARDING ELECTRONIC ACCESS, THE SITES, ANY PROPRIETARY SOFTWARE, INFORMATION, MATERIALS OR CLIENT DATA.

f.	Notwithstanding the prior paragraph, The Bank of New York Mellon or an Affiliate designated by it will defend You and pay any amounts agreed to by BNY Mellon in a settlement and damages finally awarded by a court of competent jurisdiction, in an action or proceeding commenced against You based on a claim that Electronic Access or the Proprietary Software infringe plaintiff(s)’s patent, copyright, or trade secret, provided that You (i) notify BNY Mellon promptly of any such action or claim (except that the failure to so notify BNY Mellon will not limit BNY Mellon’s obligations hereunder except to the extent that such failure prejudices BNY Mellon); (ii) grant BNY Mellon or its designated Affiliate full and exclusive authority to defend, compromise or settle such claim or action; and (iii) provide BNY Mellon or its designated Affiliate all assistance reasonably necessary to so defend, compromise or settle. The foregoing obligations will not apply, however, to any claim or action arising from (i) use of the Proprietary Software Information or Electronic Access in a manner not authorized under these Terms and Conditions, the Terms of Use, or the Data Terms Web Site; or (ii) use of the Proprietary Software or Electronic Access in combination with other software or services not supplied by BNY Mellon.

7.	Limitation of Liability:

a.	IN NO EVENT WILL BNY MELLON, BNY MELLON’S SUPPLIERS OR ITS CONTENT PROVIDERS OR INFORMATION PROVIDERS BE LIABLE TO YOU OR ANYONE ELSE UNDER THESE TERMS AND CONDITIONS FOR ANY LOSSES, LIABILITIES, DAMAGES, COSTS OR EXPENSES INCLUDING BUT NOT LIMITED TO, ANY DIRECT DAMAGES, CONSEQUENTIAL DAMAGES, RELIANCE DAMAGES, EXEMPLARY DAMAGES, INCIDENTAL DAMAGES, SPECIAL DAMAGES, PUNITIVE DAMAGES, INDIRECT DAMAGES OR DAMAGES FOR LOSS OF PROFITS, GOOD WILL, BUSINESS INTERRUPTION, USE, DATA, EQUIPMENT OR OTHER INTANGIBLE LOSSES (EVEN IF WE HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) THAT RESULT FROM (1) THE USE OF OR INABILITY TO USE ELECTRONIC ACCESS (2) THE CONSEQUENCES OF ANY DECISION MADE OR ACTION OR NON-ACTION

TAKEN BY YOU OR ANY OTHER PERSON, OR FOR ANY ERRORS BY YOU IN COMMUNICATING SUCH INFORMATION; (3) THE COST OF SUBSTITUTE ACCESS SERVICES; OR (4) ANY OTHER MATTER RELATING TO THE CONTENT OR ACCESS THROUGH ELECTRONIC ACCESS. BNY MELLON WILL NOT BE LIABLE FOR LOSS, DAMAGE OR INJURY TO PERSONS OR PROPERTY ARISING FROM ANY USE OF ANY PRODUCT, INFORMATION, PROCEDURE, OR SERVICE OBTAINED THROUGH ELECTRONIC ACCESS. BNY MELLON WILL NOT BE LIABLE FOR ANY LOSS, DAMAGE OR INJURY RESULTING FROM VOLUNTARY SHUTDOWN OF THE SERVER, ELECTRONIC ACCESS OR ANY OF THE SITES TO ADDRESS TECHNICAL PROBLEMS, COMPUTER VIRUSES, DENIAL-OF-SERVICE MESSAGES OR OTHER SIMILAR PROBLEMS.

b.	BNY MELLON’S ENTIRE LIABILITY AND YOUR EXCLUSIVE REMEDY UNDER THESE TERMS AND CONDITIONS FOR ANY DISPUTE OR CLAIM RELATED TO THESE TERMS OF USE, ELECTRONIC ACCESS OR SITES, IS AS FOLLOWS: IF YOU REPORT A MATERIAL MALFUNCTION IN ELECTRONIC ACCESS THAT BNY MELLON IS ABLE TO REPRODUCE, BNY MELLON WILL USE REASONABLE EFFORTS TO CORRECT THE MALFUNCTION. IF BNY MELLON IS UNABLE TO CORRECT THE MALFUNCTION, YOU MAY CEASE ALL USE OF ELECTRONIC ACCESS AND RECEIVE A REFUND OF ANY FEES PAID IN ADVANCE, SPECIFICALLY FOR ELECTRONIC ACCESS, APPLICABLE TO PERIODS AFTER CESSATION OF SUCH USE. BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR DAMAGES, IN SUCH JURISDICTIONS LIABILITY IS LIMITED TO THE FULLEST EXTENT PERMITTED BY LAW.

c.	The limitation of liability set forth in this Limitation of Liability section and in other provisions in these Terms and Conditions is in addition to any limitation of liability provisions contained in any Services Agreements and will not supersede or be superseded by limitation of liability provisions contained in such Services Agreements, whether executed prior to or after the execution of these Terms and Conditions, except to the extent specifically set forth in such other Services Agreements containing a reference to these Terms and Conditions.

8.	Indemnification:

a.	You agree to indemnify, protect and hold BNY Mellon, BNY Mellon’s Suppliers, Content Providers and Information Providers harmless from and against all liability, claims damages, costs and expenses, including reasonable attorneys’ fees and expenses, resulting from a claim that arises out of (i) any breach by You or Users of these Terms and Conditions, the Terms of Use or the Data Terms Web Site and (ii) any person obtaining access to Electronic Access through You or Users or through use of any password, user-id or secure identification device issued to a User, whether or not You or a User authorized such access. For the avoidance of doubt, and by way of illustration and not by way of limitation, the forgoing indemnity is applicable to disputes between the parties, including the enforcement of these Terms and Conditions. The rights and remedies conferred hereunder will be cumulative and the exercise or waiver of any such right or remedy will not preclude or inhibit the exercise of additional rights or remedies or the subsequent exercise of such right or remedy.

b.	The indemnity provided in herein is in addition to any indemnity and other remedies contained in any Services Agreements and will not supersede or be superseded by such Services Agreements, whether executed prior to or after the execution of these Terms and Conditions, except to the extent specifically set forth in such other Services Agreements and expressly stating an intent to modify this Terms and Conditions. Nothing contained herein will, or be deemed to, alter or modify the rights and remedies of BNY Mellon as set forth in the Services Agreements.

9.	Choice of Law and Forum: Unless otherwise agreed and specified herein, these Terms and Conditions are governed by and construed in accordance with the laws of the State of New York, without giving effect to any principles of conflicts of law; You expressly and irrevocably agree that exclusive jurisdiction and venue for any claim or dispute with BNY Mellon, its employees, contractors, officers or directors or relating in any way to Your use of Electronic Access resides in the state or federal courts in New York City, New York; and You further irrevocably agree and expressly and irrevocably consent to the exercise of personal jurisdiction in those courts over any action brought with respect to these Terms and Conditions. BNY Mellon and You hereby waive the right of trial by jury in any action arising out of or related to the BNY Mellon or these Terms and Conditions.

10.	Term and Termination:

a.	Either BNY Mellon or You may terminate these Terms and Conditions and the Electronic Access upon thirty (30) days’ written notice to the other party.

b.	In the event of any breach of the provisions of these Terms and Conditions or a breach by any Authorized User of the Terms of Use or the restrictions and requirements concerning the use of Information Providers’ proprietary data that are posted on the Data Terms Web Site, the non-breaching party may terminate these Terms and Conditions and the Electronic Access immediately upon written notice to the breaching party if any breach remains uncured after ten (10) days’ written notice of the breach is sent to the breaching party.

c.	BNY Mellon may immediately terminate access through an Authorized User’s user-id and password and may, at its discretion, also terminate access by an Authorized User, without right of cure, in the event of an unauthorized use of an Authorized User’s user-id or password, or where BNY Mellon believes there is a security risk created by such access. BNY Mellon will provide You notice of any such termination.

d.	BNY Mellon may terminate, without advance notice, Your access or the access of Users to any portion or component of Electronic Access or the Sites in the event a BNY Mellon Supplier, Content Provider or Information Provider prohibits BNY Mellon from permitting You or Users to have access to their information or services.

e.	Promptly upon receiving or giving notice of termination, You will notify all Users of the effective date of the termination.

f.	Upon termination of Your access to Electronic Access, You shall destroy any manuals, documentation, workflow descriptions and the like that are in Your possession or under Your control and all security identification devices.

g.	The Reliance, Disclaimers, Limitation of Liability Indemnification and confidentiality provisions of the Terms and Conditions (and other provision of these Terms and Conditions containing disclaimers, limitation of liability and indemnification) shall survive the termination of these Terms and Conditions.

You represent and warrant to BNY Mellon that these Terms and Conditions and the indemnity contained herein have been duly authorized, executed and delivered on Your behalf, that You have full authority to execute these Terms and Conditions, both for the undersigned entities and for any affiliate with Electronic Access, and that the individual executing these Terms and Conditions has the requisite authority to bind the undersigned entities and each such affiliate to these Terms and Conditions, and that these Terms and Conditions constitute Your binding obligation enforceable in accordance with its terms.